Exhibit 23.3

Consent of Ryder Scott Company, L.P.

We consent to incorporation by reference in this Registration Statement on Form S-8 of our report dated January 28, 2015 which appears in the Unit Corporation’s Annual Report on Form 10-K for the year ended December 31, 2014.

/s/ Ryder Scott Company, L.P.

Houston, Texas

June 17, 2015